SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 22, 2001


                          PRIMESOURCE HEALTHCARE, INC.
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts                0-14961                     04-2741310
(State or Other Jurisdiction       (Commission Fie           (I.R.S. Employer
       of Incorporation)                Number)              Identification No.)


                3700 East Columbia Street, Tucson, Arizona 85714
               (Address of Principal Executive Offices) (Zip Code)

                                 (520) 512-1100
              (Registrant's Telephone Number, Including Area Code)


                               Luxtec Corporation
             99 Hartwell Street, West Boylston, Massachusetts 01583
       (Registrant's Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------

     At the Annual Meeting of Stockholders held on June 22, 2001, the stockholders of Luxtec Corporation, a Massachusetts corporation (the "Company"), voted to: (1) elect a slate of directors proposed by the Company; (2) increase the amount of authorized Common Stock, par value $0.01 per share (the "Common Stock"), from 10,000,000 shares to 50,000,000 shares; (3) create a new class of blank check preferred stock, no par value, consisting of 10,000,000 authorized shares; (4) change the Company's name to PrimeSource Healthcare, Inc.; (5) change certain rights and preferences of the Company's Series C Convertible Preferred Stock, par value $1.00 per share; (6) ratify the Tuscon Medical Corporation 1997 Stock Option/Stock Issuance Plan (now, the PrimeSource Plan); and (7) ratify the adoption of Deloitte & Touche LLP as the Company's independent public accountants. The Articles of Amendment to the Company's Articles of Organization are filed as an exhibit hereto.

     As a result of the increase in the number of shares of the Company's authorized Common Stock, each of the 46,889.304 outstanding shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share, automatically converted into twenty-five (25) shares of Common Stock.

     The Company has designated 1,000,000 shares of its preferred stock, no par value, as Series E Convertible Preferred Stock, no par value (the "Series E Preferred Stock"). On June 29, 2001, the Company issued and sold 325,000 units (the "Units"), each comprised of a share of the Company's Series E Preferred Stock and a warrant to purchase five (5) shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment. The Series E Preferred Stock is, under certain circumstances, convertible into ten (10) shares of Common Stock, subject to adjustment, and has the ability to vote with the Common Stock on an as converted basis.

     The Units, the individual securities comprising the Units and the Common Stock for which those securities may be converted or exercised are not registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)      Exhibits:

                  3.1 Articles of Amendment to Articles of Organization of Luxtec Corporation, dated as of June 27, 2001

                  3.2 Certificate of Vote of Directors Establishing a Series or a Class of Stock, as filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on June 28, 2001 (Series E Convertible Preferred Stock)

                  4.1 Certificate of Vote of Directors Establishing a Series or a Class of Stock, as filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on June 28, 2001 (Series E Convertible Preferred Stock) (same as filed in Exhibit 3.2 above)

                  4.2   Form of Warrant

                  10.1 Unit Purchase Agreement among PrimeSource Healthcare, Inc. and the Purchasers named in Schedule I thereto, dated as of June 28, 2001

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            PRIMESOURCE HEALTHCARE, INC.



                                            By:/s/ MICHAEL K. BAYLEY
                                               ---------------------------------
                                               Michael K. Bayley
                                               Executive Vice President and
                                                 Chief Financial Officer


Date:    July 6, 2001

                                  EXHIBIT INDEX

Exhibit
Designation         Nature of Exhibit
-----------         -----------------

3.1                 Articles of Amendment to Articles of  Organization of Luxtec
                     Corporation, dated as of June 27, 2001

3.2 Certificate of Vote of Directors Establishing a Series or a Class of Stock, dated as of June 27, 2001 (Series E Convertible Preferred Stock)

4.1 Certificate of Vote of Directors Establishing a Series or a Class of Stock, dated as of June 27, 2001 (Series E Convertible Preferred Stock) (same as filed in Exhibit 3.2 above)

4.2                 Form of Warrant

10.1                Unit Purchase Agreement among PrimeSource  Healthcare,  Inc.
                    and the Purchasers named in Schedule I thereto, dated as of June 28, 2001